UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 16, 2013

COLORADO 2001B LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-49674	55-0779832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code:   (303) 860-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01	Other Events.

On September 16, 2013, Colorado 2001B Limited Partnership, a West Virginia limited partnership (the “Partnership”), filed a petition under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceeding”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) and indicated its intention to file a Motion to Sell Substantially All of Its Assets (the “Sale Motion”) with the Bankruptcy Court. The Sale Motion will provide for, among other things, a marketing and auction process for the sale of substantially all of the Partnership’s assets through The Oil & Gas Asset Clearinghouse. The Partnership remains in possession of its assets and continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In addition, Karen Nicolaou has been appointed by the Managing General Partner of the Partnership to act as the Responsible Party for the Partnership and to oversee all actions for the Partnership in connection with the Chapter 11 Proceeding, including actions relating to the anticipated Sale Motion.  Ms. Nicolaou has more than 15 years of experience in restructuring advisory services.

On September 10, 2013, the Securities and Exchange Commission issued an Order Instituting Administrative Proceedings (the “OIAP”) pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to suspend or revoke the registration of the Partnership’s equity securities because the Partnership has not remained current in its periodic reports under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO 2001B LIMITED PARTNERSHIP By: PDC ENERGY, INC. (previously named PETROLEUM DEVELOPMENT CORPORATION) its Managing General Partner

Date: September 18, 2013	By: /s/ Daniel W. Amidon Name: Daniel W. Amidon Title: General Counsel and Secretary